UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2014

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On August 25 2014, MusclePharm Corporation, a Nevada corporation (the “Company”) held it’s 2014 Annual Meeting of Stockholders (the “Meeting”).

As of July 23, 2014, the record date for the Meeting, there were 11,128,440 shares of our common stock issued, outstanding, and entitled to vote. This number excludes certain shares of our common stock previously issued to management which are not being voted at this meeting.

At the Meeting, the shareholders voted on the following three proposals and cast their votes as follows:

1. To elect the five (5) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including Bradley J. Pyatt, Richard F. Estalella, Michael J. Doron, Daniel J. McClory, and Gregory Macosko.

	FOR	WITHHELD
Bradley J. Pyatt	9,413,036	181,704
Richard F. Estalella	9,472,806	121,934
Michael J. Doron	9,109,910	479,930
Daniel J. McClory	9,108,236	486,534
Gregory Macosko	9,101,425	473,015

2. To ratify the appointment of EKS&H LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	9,451,412	103,353	39,975

3. To approve the issuance of 1,500,000 shares of Company common stock to certain employees, including executive, pursuant to restricted stock agreements.

	FOR	AGAINST	ABSTAIN
# of Shares Cast/Voted	6,855,649	2,367,529	371,561

Accordingly, all three proposals were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: August 27, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President